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                                                                     EXHIBIT 5.1

                                  July 11, 2000


The Board of Directors
RateXchange Corporation
185 Berry Street, Suite 3515
San Francisco, California 94107

Gentlemen:

        We have acted as counsel to RateXchange Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about July 12, 2000 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of 5,000,000 shares of common stock, $.0001 par value, of the Company (the "Stock"). The Stock is issuable pursuant to the terms of the RateXchange Corporation 2000 Stock Option and Incentive Plan (the "Plan").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company and its representatives, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

        Based on the foregoing, it is our opinion that the Stock, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws. We express no opinion as to compliance with the securities or blue sky laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers matters only of Delaware and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

        By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


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        The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement to which this letter pertains.

                                       Sincerely yours,

                                       /s/ SNELL & WILMER L.L.P.



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